Exhibit 10.02

EDUCATION MANAGEMENT CORPORATION

NONQUALIFIED STOCK OPTION AGREEMENT

(Performance-Vesting)

THIS AGREEMENT (the “Agreement”), is made effective as of March 9, 2007 (the “Date of Grant”), between Education Management Corporation, a Pennsylvania corporation, and Todd S. Nelson (the “Participant”).

RECITALS:

WHEREAS, the Company has adopted the Education Management Corporation 2006 Stock Option Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement to the extent set forth in Section 14 below. Capitalized terms not otherwise defined herein or by reference herein shall have the meanings given thereto in the Plan; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its shareholders to grant an Option to the Participant pursuant to the Plan, the Employment Agreement between the Participant, Education Management LLC, a Delaware limited liability company, and the Company (the Participant and the Company, collectively the “Parties”), dated as of February 7, 2007 (the “Employment Agreement”), and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the Parties agree as follows:

1. Grant of the Option. The Company hereby grants to the Participant the right and option (the “Option”) to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of 282,102 Shares, subject to adjustment as set forth in the Plan. The Option Price shall be $55.00, which the Parties agree is not less than the fair market value of a Share as of the date hereof.

2. Duration. Subject to the provisions of the Plan and this Agreement, the Participant may exercise all or any part of the Vested Portion of the Option at any time prior to the tenth anniversary of the Date of Grant. The Option may not be cancelled or forfeited without the Participant’s prior written consent prior to such tenth anniversary, other than as expressly provided (x) in Section 8(b) of the Plan (relating to “Transactions”), and then only on per-Share terms no less favorable to the Participant than to any other Participant in the Plan, or (y) in this Agreement.

3. Vesting.

(a) Subject solely to the provisions of Sections 3(b), 3(c), 4(a), and 4(b) below and Section 8(b) of the Plan, the Option shall vest and become exercisable with respect to the Shares then subject to it at the times, and to the degree, set forth in the following schedule, upon one or more Realization Events:

Cash on Cash Return Realized by Principal Stockholders on Invested Capital	Applicable Percentage
200%	20% of the Shares then subject to the Option

250%	40% of the Shares then subject to the Option (treating Shares in respect of which the Option has already been exercised as, for this purpose, then still subject to the Option)

300%	60% of the Shares then subject to the Option (treating Shares in respect of which the Option has already been exercised as, for this purpose, then still subject to the Option)

350%	80% of the Shares then subject to the Option (treating Shares in respect of which the Option has already been exercised as, for this purpose, then still subject to the Option)

400%	100% of the Shares then subject to the Option

For purposes of this Agreement, “Cash on Cash Return” shall mean the aggregate gross cash return (e.g., without deduction for taxes or for amounts invested by the Principal Stockholders in Shares) realized by the Principal Stockholders on all of the capital invested by them in Shares. Such return shall include cash (and marketable securities) realized as a result of any disposition or exchange of Shares owned by the Principal Stockholders, as well as cash (and marketable securities) received as dividends or other distributions in respect of Shares owned by the Principal Stockholders. The Cash on Cash Return targets shall be separately calculated for, and must be separately satisfied with respect to, capital invested in Shares by the Principal Stockholders after June 1, 2006, so that the applicable Cash on Cash Return target stated as a percentage equals 100 + ((x/36) times (y-100)), where x = the number of months that have elapsed from the date of investment through the date the return is being measured, (provided that x shall not exceed 36), and y = the applicable Cash on Cash Return percentage from the schedule above; provided, however, that for purposes of such calculation, returns shall first be attributed to the earliest capital invested.1 If one or more of the Principal Stockholders ceases to own any Shares, Cash on Cash Return shall thereafter be determined based solely on the returns realized by the remaining Principal Stockholder(s). Immediately following a Realization Event described in clause (ii) of the definition thereof in Section 2(w) of the Plan (a “Clause (ii) Realization Event”), the sum of (x) the Fair Market Value of the remaining Shares owned by the Principal Stockholders, plus (y) the Fair Market Value of property previously received by the Principal Stockholders in respect of Shares in forms other than cash (or marketable securities), shall be considered as cash proceeds received by the Principal Stockholders, and there shall be no further vesting thereafter; provided, however, that in the event that some or all of the proceeds received (or to be received) by the Principal Stockholders in respect of any disposition of Shares owned by them is in the form of contingent payments or proceeds (e.g., installment sale proceeds, earn-out proceeds, escrow amounts, etc.), then, at the time that such contingent payments or proceeds (if any) are received by the Principal Stockholders, the Cash on Cash Return shall be recalculated and the Applicable Percentage above increased if necessary to reflect the receipt of such payments or proceeds. Notwithstanding the foregoing, to the extent that a Clause (ii) Realization Event has not occurred as of December 1, 2015 and there are any contingent payments or proceeds that have not been received by the Principal Stockholders (or property previously received by the Principal Stockholders that has not already been reduced to cash or marketable securities) as of that date, then the Fair Market Value of such contingent payments or proceeds (or property) shall be determined and the Cash on Cash Return shall be recalculated and the Applicable Percentage above increased, if necessary. The portion of the Option which has become vested and exercisable as described in Sections 3(a), 3(b) and 3(c) is hereinafter referred to as the “Vested Portion.”

(b) (i) If the Participant’s Employment is terminated by the Company without Cause or by the Participant for Good Reason (as defined in the Employment Agreement) before the third anniversary of the Date of Grant, the Option shall be vested in respect of 20% of the Shares then subject to the Option multiplied by the number of anniversaries of the Date of Grant that have elapsed through the date of termination, and shall vest on each of the next two anniversaries of the Date of Grant with respect to 20% of the Shares then subject to the Option. The remaining portion of the Option shall automatically be canceled without payment of any consideration therefor.

[1]

For purposes of illustration, to achieve a 60% Applicable Percentage, (i) a 300% Cash on Cash Return would have to be realized on the Principal Stockholders’ initial capital investment and (ii) on subsequently invested capital measured on a realized return to the Principal Stockholders two years following the date of investment, the Cash on Cash Return needed on that subsequently invested capital would be equal to 233% (100 + ((24/36) * (300-100)) = 233).

(ii) If the Participant’s Employment is terminated by the Company without Cause or by the Participant for Good Reason on or after the third anniversary of the Date of Grant, the Option shall be vested in respect of 20% of the Shares then subject to the Option multiplied by the number of anniversaries of the Date of Grant that have elapsed through the date of termination, and shall vest on the next occurring anniversary of the Date of Grant with respect to 20% of the Shares then subject to the Option. The remaining portion of the Option shall automatically be canceled without payment of any consideration therefor.

To the extent the Option has become vested pursuant to this Section 3(b) (or was vested before a termination of Employment described in this Section 3(b)), it shall remain outstanding until the tenth anniversary of the Date of Grant, but shall become exercisable only to the extent that the applicable Cash on Cash Return goals set forth in Section 3(a) are attained. For purposes of this Section 3(b) and the percentages set forth in it, Shares previously subject to the Option, and in respect of which the Option has already been exercised, shall be treated as still subject to the Option.

(c) If the Participant’s Employment is terminated due to his death or Disability, the Participant shall vest in a portion of the Option equal to the number of Shares subject to the Option then outstanding multiplied by a fraction, not greater than one, the numerator of which is equal to the number of months elapsing from the Date of Grant to the date of termination of Employment and denominator of which is sixty. The remaining portion of the Option shall automatically be canceled without payment of any consideration therefor. To the extent the Option has become vested pursuant to this Section 3(c) (or was vested before a termination of Employment described in this Section 3(c)), it shall remain outstanding until the tenth anniversary of the Date of Grant, but shall become exercisable only to the extent that the applicable Cash on Cash Return goals set forth in Section 3(a) are attained. For purposes of this Section 3(c), Shares previously subject to the Option, and in respect of which the Option has already been exercised, shall be treated as still subject to the Option.

4. Certain Other Terminations of Employment.

(a) If the Participant’s Employment is terminated by the Company for Cause, the Option shall, whether or not vested, be automatically canceled without payment of consideration therefor. For purposes of this Agreement, it is agreed that whether Cause exists shall be determined in accordance with the Employment Agreement.

(b) If the Participant’s Employment is terminated by the Participant without Good Reason (as defined in the Employment Agreement) and not for death or Disability, the Option shall, to the extent not then or previously vested and exercisable, automatically be canceled without payment of consideration therefor upon such termination of Employment, and the Vested Portion of the Option shall remain exercisable until 30 days following the date of such termination of Employment.

5. Exercise of Option.

(a) Subject to Section 2, the Vested Portion of the Option may be exercised by delivering to the Company at its principal office written notice of intent to so exercise; provided that the Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised (the “Purchased Shares”) and shall be accompanied by payment in full of the Option Price in cash or by check or wire transfer; provided, however, that payment of such aggregate Option Price may instead be made, in whole or in part, by one or more of the following: (i) provided that the Company is not then contractually prohibited from permitting exercise in this fashion, the delivery to the Company of a certificate or certificates representing Shares, duly endorsed or accompanied by a duly executed stock power, which delivery effectively transfers to the Company good and valid title to such Shares, free and clear of any pledge, commitment, lien, claim or other encumbrance (such Shares to be valued at their aggregate Fair Market Value on the date of such exercise), provided that if a certificate or certificates representing Shares in excess of the amount required are delivered, a certificate (or other satisfactory evidence of ownership) representing the excess number of Shares shall promptly be returned by the Company, (ii) a reduction in the number of Purchased Shares to be issued upon such exercise having a Fair Market Value on the date of exercise equal to the aggregate Option Price in respect of the Purchased Shares, provided that the Company is not then contractually prohibited from permitting exercise in this fashion, or (iii) other cashless exercise procedures approved by the Committee. The Participant shall not have any rights to dividends or other rights of a stockholder with respect to Shares subject to the Option until the Participant has given written notice of exercise of the Option, paid the Option Price in full for such Shares and, if applicable, has satisfied any other conditions pursuant to the Plan or this Agreement (including provisions for the payment of applicable withholding taxes, which provisions may be made in any of the ways in which the Option Price may be paid). Notwithstanding anything to the contrary contained in this Agreement or the Plan, for purposes of this Section 5(a), the Fair Market Value of a Share shall, to the extent necessary to avoid incurring “additional tax,” interest or penalties under Section 409A of the Code, not be treated as greater than the “fair market value” of a Share determined consistently with Section 409A of the Code and the regulations and guidance promulgated thereunder.

(b) Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable state and Federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine to be necessary or advisable, unless an exemption to such registration or qualification is available and satisfied.

(c) The Company shall, upon payment in accordance with Section 5(a) above of the Option Price for Purchased Shares, deliver such Shares as soon as reasonably practicable to the Participant and pay all original issue and transfer taxes and all other fees and expenses incident to such delivery. All Shares delivered upon any exercise of the Option shall, when delivered, (i) be duly authorized, validly issued, fully paid and nonassessable, (ii) be registered for sale, and for resale, under U.S. state and federal securities laws to the extent that other Shares issued under the Plan are then so registered or qualified and (iii) be listed, or otherwise qualified, for trading on any securities exchange or securities market on which other Shares issued under the Plan of the same class are then listed or qualified.

(d) In the event of the Participant’s death, the Vested Portion of the Option shall remain (or become) exercisable by the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Agreement shall pass by will or by the laws of descent and distribution, or the person or persons to whom such rights have passed under Section 9, as the case may be, to the extent set forth in Section 3 (and the term “Participant” shall be deemed to include such heir or legatee or permitted transferee). Any such heir or legatee or permitted transferee of the Participant shall take rights herein granted subject to the terms and conditions hereof.

6. Shareholders’ Agreement. The Participant acknowledges that he has become a party to the Shareholders’ Agreement (attached hereto as Exhibit A), as of February 20, 2007, and that he is accordingly subject to the provisions thereof with respect to the Option and the Purchased Shares (it being agreed that, for the avoidance of doubt, as it relates to the Option and the Purchased Shares, the call rights under Section 8 of the Shareholders’ Agreement apply only to Purchased Shares). The Participant agrees that any provisions of the Shareholders’ Agreement will supersede any provisions of the Plan or this Agreement to the contrary; provided, however, that, notwithstanding the definition of “Equity Call Purchase Price” in Section 8(c) of the Shareholders’ Agreement, the purchase price described in clause (i) of such definition of “Equity Call Purchase Price” shall apply only upon a termination of the Participant’s Employment (x) by the Participant without Good Reason (as defined in the Employment Agreement) and not for death or Disability prior to the earlier of the fifth anniversary of the Date of Grant and the occurrence of a Change in Control or (y) by the Company for Cause, and the purchase price described in clause (ii) of such definition of “Equity Call Purchase Price” shall apply in all other circumstances. Except for the foregoing, the provisions of Section 8 of the Shareholders’ Agreement (as modified by Section 17 below) shall apply without modification.

7. No Right to Continued Employment. The granting of the Option evidenced hereby and this Agreement shall impose no obligation on the Company or any Affiliate to continue the Employment of the Participant and shall not lessen or affect the Company’s or its Affiliates’ right to terminate the Employment of the Participant.

8. Legend on Certificates. The certificates representing the Shares purchased by exercise of the Option shall be subject to such stop transfer orders and other restrictions as the Committee may reasonably deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such

Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions, provided, however, that any such legends shall be removed, promptly upon the Participant’s reasonable written request, to the extent that the grounds that supported requiring the legend no longer apply.

9. Transferability. The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of one or more beneficiaries to whom the Option shall be transferred, in whole or in part, upon the death of the Participant shall not constitute a prohibited assignment, alienation, pledge, attachment, sale, transfer or encumbrance; and provided, further, that the Option may be transferred in whole or in part (x) by will or the laws of descent and distribution or (y) gratuitously to any Affiliate (as defined in the Shareholders’ Agreement) who agrees to be bound by the provisions of this Agreement. No transfer of the Option shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

10. Taxes. Prior to the issuance of any Shares upon exercise of the Option, the Participant shall be required to satisfy any applicable withholding taxes in respect of the Option in accordance with Section 5(a) above. Subject to the foregoing, the Participant shall be solely responsible for the payment of all taxes relating to the payment or provision of any amounts or benefits hereunder. All amounts and benefits due to the Participant under this Agreement are subject to Section 7 of the Employment Agreement.

11. Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of the Option, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable Federal or State securities laws or with this Agreement.

12. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party hereto at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

13. Choice of Law. This Agreement shall be governed by and construed in accordance with its express terms, and otherwise in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law, provided that the provisions set forth herein that are required to be governed by the Pennsylvania Business Corporation Law of 1988, as amended, shall be governed by the Pennsylvania Business Corporation Law of 1988, as amended.

14. Option Subject to Plan. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Option is subject to the Plan to the extent that the Plan is not inconsistent with this Agreement. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of any inconsistency between (x) any term or provision of this Agreement and (y) any term or provision of the Plan or any other Company Arrangement (as defined in the Employment Agreement), other than the Employment Agreement, the terms and provisions of this Agreement will govern and prevail.

15. The Company’s Representations. The Company represents and warrants that (a) it is fully authorized, by action of any Person or body whose action is required, to enter into this Agreement and to perform its obligations under it; (b) the execution, delivery and performance of this Agreement by the Company does not violate any applicable law, regulation, order, judgment or decree or any agreement, plan or corporate governance document (x) to which it (or, to the best of its knowledge and belief, any of its security holders or creditors) is a party or (y) by which it (or, to the best of its knowledge and belief, any of its security holders or creditors) is bound; (c) no restrictions prohibiting exercise of the Option in the fashions described in Sections 5(a)(i) or 5(a)(ii) currently exist; and (d) upon the execution and delivery of this Agreement by the Parties, this Agreement shall be the valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

16. Right to Timely Exercise. In the event that any holder of Shares will receive cash, securities or other property in respect of Shares in connection with a Change in Control, Realization Event, Exit Sale, or Transaction (each a “Covered Transaction”), or that the Participant becomes entitled to participate in a Tag-Along Offer or to exercise registration rights (each also a “Covered Transaction”), then the Company shall take such steps as are necessary to enable the Participant (if he so elects and to the extent the Option is, or becomes, vested and exercisable upon the occurrence of such Covered Transaction) to exercise the Option at a time and in a fashion that will entitle him to receive in exchange for any Shares thus acquired the same consideration, on a per-Share basis, as is received in such Covered Transaction by other holders of Shares, to the extent that the Participant is otherwise entitled to participate in such Covered Transaction.

17. Miscellaneous. Sections 8.2, 8.7 and 8.11 of the Employment Agreement (relating, respectively, to amendments and waivers, severability, and general interpretation principles) shall be deemed incorporated herein in full, with the references to the “Employment

Agreement” in such Sections being treated as references to this Agreement and the references to the “Executive” in such Sections being treated as references to the Participant. For purposes of this Agreement (including Section 6 above), (a) notwithstanding (i) the definition set forth in Section 2(n) of the Plan and (ii) the definition of “Fair Market Value” for purposes of Section 8 of the Shareholders’ Agreement, the “Fair Market Value” of securities of the Company held by the Participant, or subject to the Option, shall not take into account reductions to reflect minority status or illiquidity that are not applicable to the Principal Stockholders, (b) “Exit Sale” shall mean “Exit Sale” as defined in the Shareholders’ Agreement and (c) “Tag-Along Offer” shall mean “Tag-Along Offer” as defined in the Shareholders’ Agreement. In addition, there shall be submitted for arbitration (as provided in Section 8.6 of the Employment Agreement) any dispute, controversy or claim related to whether the Participant’s termination of Employment was for Cause or Good Reason.

18. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures delivered by facsimile shall be effective for all purposes.

[signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement, effective as of the Date of Grant.

EDUCATION MANAGEMENT CORPORATION

By:	/s/ Edward H. West
Name:
Title:

Agreed and acknowledged as of the date first above written:

/s/ Todd S. Nelson
Todd S. Nelson

Exhibit A

SHAREHOLDERS’ AGREEMENT